Exhibit 15.5

April 29, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Fanhua Inc. pursuant to Item 16F of Form 20-F (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to the Registration Statement on Form 20-F of Fanhua Inc. dated April 29, 2022. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/Deloitte Touche Tohmatsu

Certified Public Accountants

Hong Kong, the People’s Republic of China